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                                                                    EXHIBIT 99.2

                    FORM OF RESTRICTED STOCK AWARD AGREEMENT
                                   (DIRECTORS)

                         COMMUNITY HEALTH SYSTEMS, INC.

      THIS AGREEMENT, made as of the _______ day of ________________, 200___
(the "Date of Grant"), between Community Health Systems, Inc., a Delaware corporation (the "Company"), and _____________________________ (the "Grantee").

      WHEREAS, the Company has adopted the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan (the "Plan") in order to provide additional incentive to certain employees and directors of the Company and its Subsidiaries;

      WHEREAS, Section 8.7 of the Plan provides for formula grants of Restricted Stock to the non-employee directors of the Board of Directors of the Company; and

      WHEREAS, the Compensation Committee of the Board of Directors has approved this form of Agreement for use in connection with the formula grants.

      NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Restricted Stock.

      1.1 The Company hereby grants to the Grantee an award of ________ Shares of Restricted Stock (the "Award"). The Shares of Restricted Stock granted pursuant to the Award shall be issued in the form of book entry Shares in the name of the Grantee as soon as reasonably practicable after the Date of Grant and shall be subject to the execution and return of this Agreement by the Grantee (or the Grantee's estate, if applicable) to the Company as provided in
Section 9 hereof.

      1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Restrictions on Transfer.

      The Shares of Restricted Stock issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated until all restrictions on such Restricted Stock shall have lapsed in the manner provided in Section 3, 4 or 5 hereof.

3. Lapse of Restrictions Generally.

      Except as provided in Sections 4, 5 and 6 hereof, one-third (1/3) of the number of Shares of Restricted Stock issued hereunder (rounded up to the next whole Share, if necessary) shall vest, and the restrictions with respect to such Restricted Stock shall lapse, on each of the first three (3) anniversaries of the Date of Grant.

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4. Effect of Certain Terminations of Service.

      If the Grantee's service as a member of the Board of Directors terminates as a result of the Grantee's death, Disability, or for any reason other than for Cause, in each case if such termination occurs on or after the Date of Grant, all Shares of Restricted Stock which have not become vested in accordance with
Section 3 or 5 hereof shall vest, and the restrictions on such Restricted Stock shall lapse, as of the date of such termination.

5. Effect of Change in Control.

      In the event of a Change in Control at any time on or after the Date of Grant, all Shares of Restricted Stock which have not become vested in accordance with Section 3 or 4 hereof shall vest, and the restrictions on such Restricted Stock shall lapse, immediately.

6. Forfeiture of Restricted Stock.

      In addition to the circumstance described in Section 9(a) hereof, any and all Shares of Restricted Stock which have not become vested in accordance with
Section 3, 4 or 5 hereof shall be forfeited and shall revert to the Company upon the termination by the Grantee's service as a member of the Board of Directors for any reason other than those set forth in Section 4 hereof prior to such vesting.

7. Delivery of Restricted Stock.

      7.1 Except as otherwise provided in Section 7.2 hereof, evidence of book entry Shares or, if requested by the Grantee prior to such lapse of restrictions, a stock certificate with respect to shares of Restricted Stock for which the restrictions have lapsed pursuant to Section 3, 4 or 5 hereof with respect to such shares of Restricted Stock, shall be delivered to the Grantee as soon as practicable following the date on which the restrictions on such Restricted Stock have lapsed, free of all restrictions hereunder.

      7.2 Evidence of book entry Shares with respect to shares of Restricted Stock in respect of which the restrictions have lapsed upon the Grantee's death pursuant to Section 4 hereof or, if requested by the executors or administrators of the Grantee's estate upon such lapse of restrictions, a stock certificate with respect to such shares of Restricted Stock, shall be delivered to the executors or administrators of the Grantee's estate as soon as practicable following the Company's receipt of notification of the Grantee's death, free of all restrictions hereunder.

8. Dividends and Voting Rights.

      Subject to Section 9(a) hereof, upon issuance of the Restricted Stock, the Grantee shall have all of the rights of a stockholder with respect to such Stock, including the right to vote the Stock and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that dividends or distributions declared or paid on the Restricted Stock by the Company shall be deferred and reinvested in Shares of Restricted Stock based on the Fair Market Value of a Share on the date such dividend or distribution is paid or made (provided that no fractional Shares will be issued), and the additional Shares of Restricted Stock thus acquired

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shall be subject to the same restrictions on transfer, forfeiture and vesting schedule as the Restricted Stock in respect of which such dividends or distributions were made.

9. Execution of Award Agreement.

      (a) The Shares of Restricted Stock granted to the Grantee pursuant to the Award shall be subject to the Grantee's execution and return of this Agreement to the Company or its designee (including by electronic means, if so provided) no later than the earlier of (i) [last day of sixth (6th) month following the date of the grant] and (ii) the date that is immediately prior to the date that the Restricted Stock vest pursuant to Section 4 or 5 hereof (the "Grantee Return Date"); provided that if the Grantee dies before the Grantee Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of the Grantee's estate executes and returns this Agreement to the Company or its designee no later than ninety (90) days following the Grantee's death (the "Executor Return Date"). If this Agreement is not so executed and returned on or prior to the Grantee Return Date or the Executor Return Date, as applicable, the Shares of Restricted Stock evidenced by this Agreement shall be forfeited, and neither the Grantee nor the Grantee's heirs, executors, administrators and successors shall have any rights with respect thereto.

      (b) If this Agreement is so executed and returned on or prior to the Grantee Return Date or the Executor Return Date, as applicable, all dividends and other distributions paid or made with respect to the Shares of Restricted Stock granted hereunder prior to such Grantee Return Date or Executor Return Date shall be treated in the manner provided in Section 8 hereof.

10. No Right to Continued Service.

      Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company to terminate the Grantee's service on its Board of Directors, nor confer upon the Grantee any right to continuance of such service as a Board member.

11. Withholding of Taxes.

      Prior to the delivery to the Grantee (or the Grantee's estate, if applicable) of a stock certificate or evidence of book entry Shares with respect to shares of Restricted Stock in respect of which all restrictions have lapsed, the Grantee (or the Grantee's estate) shall pay to the Company the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company (the "Withholding Taxes") with respect to such Restricted Stock, if any. By executing and returning this Agreement in the manner provided in Section 9 hereof, the Grantee (or the Grantee's estate) shall be deemed to elect to have the Company withhold a portion of such Restricted Stock having an aggregate Fair Market Value equal to the Withholding Taxes in satisfaction of the Withholding Taxes, such election to continue in effect until the Grantee (or the Grantee's estate) notifies the Company before such delivery that the Grantee (or the Grantee's estate) shall satisfy such obligation in cash, in which event the Company shall not withhold a portion of such Restricted Stock as otherwise provided in this Section 11.

12. Grantee Bound by the Plan.

      The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

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13. Modification of Agreement.

      This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by both parties hereto.

14. Severability.

      Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15. Governing Law.

      The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee without giving effect to the conflicts of laws principles thereof.

16. Successors in Interest.

      This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

17. Resolution of Disputes.

      Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall first be referred to the Chief Executive Officer for informal resolution, and if necessary, referred to the Committee for its determination. Any determination made hereunder shall be final, binding and conclusive on the Grantee, the Grantee's heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

18. Entire Agreement.

      This Agreement and the terms and conditions of the Plan constitute the entire understanding between the Grantee and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award.

19. Headings.

      The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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20. Counterparts.

      This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

                                 COMMUNITY HEALTH SYSTEMS, INC.

                                 By:    ______________________________________
                                        Wayne T. Smith
                                        Chairman, President
                                        and Chief Executive Officer

Attest:                          GRANTEE

____________________________     _______________________________________________
Rachel A. Seifert, Secretary     Printed Name: _________________________________


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